                                                                  EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____,

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                    13-5266470
                                                    (I.R.S. employer
                                                    identification no.)

399 Park Avenue, New York, New York                 10043
(Address of principal executive office)             (Zip Code)

                             -----------------------

                        MICHIGAN CONSOLIDATED GAS COMPANY
               (Exact name of obligor as specified in its charter)

Michigan                                            38-0478040
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                      identification no.)


500 Griswold Street                                 48226
Detroit, Michigan                                   (Zip Code)
(Address of principal executive offices)

                            -------------------------

                             SENIOR DEBT SECURITIES
                       (Title of the indenture securities)

Item 1.  General Information.

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                         Address
                  ----                                         -------
                  Comptroller of the Currency                  Washington, D.C.

                  Federal Reserve Bank of New York             New York, NY
                  33 Liberty Street
                  New York, NY

                  Federal Deposit Insurance Corporation        Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2.  Affiliations with Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                           None.

Item 16.          List of Exhibits.

                  List below all exhibits filed as a part of this Statement of Eligibility.

                  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

                  Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                  Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

                  Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                  Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                  Exhibit 5 - Not applicable.


                  Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                  Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 1998 - attached)

                  Exhibit 8 - Not applicable.

                  Exhibit 9 - Not applicable.

                               ------------------


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of June, 1998.



                                 CITIBANK, N.A.

                                 By       /s/Wafaa Orfy
                                          --------------------------
                                          Wafaa Orfy
                                          Senior Trust Officer

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                               REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                                 CITIBANK, N.A.

of New York in the State of New York, at the close of business on March 31, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


                                                                           THOUSANDS OF DOLLARS
                                            ASSETS
Cash and balances due from de-
 pository institutions:
 Noninterest-bearing balances
 and currency and coin                                                       $   6,890,000
Interest-bearing balances                                                       14,848,000
Held-to-maturity securities                                                              0
Available-for-sale securities                                                   31,464,000
         Federal funds sold and
    securities purchased under
         agreements to resell                                                   19,345,000
Loans and lease financing receivables:
         Loans and Leases, net of un-
         earned income                                                       $ 159,106,000
         LESS: Allowance for loan
         and lease losses                                                        4,259,000
Loans and leases, net of un-
         earned income, allowance,
         and reserve                                                           154,847,000
Trading assets                                                                  36,633,000
Premises and fixed assets (includ-
         ing capitalized leases)                                                 3,376,000
Other real estate owned                                                            485,000
Investments in unconsolidated
         subsidiaries and associated com-
         panies                                                                  1,386,000
CustomersO liability to this bank
         on acceptances outstanding                                              1,824,000
Intangible assets                                                                  160,000
Other assets                                                                     9,670,000
                                                                             -------------
TOTAL ASSETS                                                                 $ 280,928,000
                                                                             =============
                                  LIABILITIES
Deposits:
         In domestic offices                                                 $  37,884,000
         Noninterest-
         bearing                                                             $  12,822,000
         Interest-
         bearing                                                                25,062,000
       In foreign offices, Edge and
         Agreement subsidiaries, and
         IBFs                                                                  155,776,000
         Noninterest-
         bearing                                                                 9,878,000
         Interest-
         bearing                                                               145,898,000
Federal funds purchased and
         securities sold under agree-
         ments to repurchase                                                     7,429,000
Trading liabilities                                                             29,266,000
Other borrowed money (includes
mortgage indebtedness and
obligations under capitalized
leases):
         With a remaining maturity of one
         year or less                                                            9,518,000
         With a remaining maturity of more
         than one year through three years                                       2,340,000
         With a remaining maturity of more
         than three years                                                          898,000
Bank's liability on acceptances ex-
         ecuted and outstanding                                                  1,992,000
Subordinated notes and
debentures                                                                       5,600,000
Other liabilities                                                               12,507,000
                                                                             -------------
TOTAL LIABILITIES                                                            $ 263,210,000
                                                                             =============
                                EQUITY CAPITAL
Perpetual preferred stock
         and related surplus                                                             0
Common stock                                                                 $     751,000
Surplus                                                                          7,604,000
Undivided profits and capital re-
         serves                                                                  9,617,000
Net unrealized holding gains (losses)
         on available-for-sale securities                                          443,000
Cumulative foreign currency
         translation adjustments                                                  (697,000)
                                                                             -------------
TOTAL EQUITY CAPITAL                                                         $  17,718,000
                                                                             -------------
TOTAL LIABILITIES, LIMITED-
         LIFE PREFERRED STOCK, AND
         EQUITY CAPITAL                                                      $ 280,928,000
                                                                             =============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                         ROGER W. TRUPIN
                         CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                         PAUL J. COLLINS
                         JOHN S. REED
                         WILLIAM R. RHODES
                         DIRECTORS